UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 24, 2016

Fastenal Company
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2016, the Board of Directors (the "Board") of Fastenal Company (the "Company") elected Daniel L. Johnson as a director of the Company, effective immediately, filling the vacancy created by an increase in the number of directors on the Board from nine to ten. Mr. Johnson was elected to serve until the Company's next annual meeting of shareholders or until his successor is duly elected and qualified. The Board appointed Mr. Johnson to serve as a member of the Audit Committee of the Company for a term ending on the last day of the term of the other members of the Audit Committee or until his successor is duly appointed and qualified. The Board has determined that Mr. Johnson qualifies as an "independent director" under the listing standards of The NASDAQ Stock Market.
Mr. Johnson is President of Mortenson Construction, a family-owned construction company that provides general contracting, development, and program management services throughout North America. Before assuming his current role as President in January 2015, Mr. Johnson served as Chief Operating Officer from 2008 to December 2014, and prior to that, held various leadership and managerial positions since joining Mortenson Construction in 1986.
There are no arrangements or understandings between Mr. Johnson and any other person or persons pursuant to which he was selected as a director of the Company. There are no current or proposed transactions in which Mr. Johnson, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.
Mr. Johnson will receive a pro rata portion of the annual retainer for his partial year of service as a director, as well as $4,000 (plus reimbursement for reasonable expenses) for attending each meeting of the Board and each meeting of the Audit Committee, all in accordance with the Company's existing director compensation policy.
On May 24, 2016, the Board appointed Stephen L. Eastman to serve as a member of the Nominating Committee of the Company for a term ending on the last day of the term of the other members of the Nominating Committee or until his successor is duly appointed and qualified. Mr. Eastman has served as a member of the Audit Committee since July 2015 and will continue to serve on that committee in addition to his newly appointed membership on the Nominating Committee. The Board has determined that Mr. Eastman qualifies as an "independent director" under the listing standards of The NASDAQ Stock Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

May 27, 2016	/s/ Sheryl A. Lisowski
(Date)	Sheryl A. Lisowski
Interim Chief Financial Officer, Controller, and Chief Accounting Officer